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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    As independent public accountants, we consent to the incorporation by reference in this registration statement of Foodbrands America, Inc. on Form S-3 of our report dated September 22, 1995, on our audit of the financial statements of TNT Crust, Inc. as of August 31, 1995, and for the year then ended, which report is included in Foodbrands America, Inc.'s Amendments One and Two on Form 8-K/A (filed on February 26 and 28, 1996, respectively) to the Current Report on Form 8-K dated December 11, 1995. We also consent to the reference to our firm under the caption "Experts."

                                          ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
March 22, 1996